Exhibit 10.18

Allied Wireless Communications Corporation

2011 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (the “Agreement”) dated [ date of agreement], and effective for purposes of Section 2 hereof as of [  employment start date] (the “Effective Date”) by and between Allied Wireless Communications Corporation, a Delaware corporation (the “Company”) and a wholly-owned subsidiary of Atlantic Tele-Network, Inc., a Delaware corporation (“ATN”), and [          ] (the “Executive”) under the terms and conditions of the Allied Wireless Communications Corporation 2011 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

1.                                       Grant of Shares.  The Company hereby grants and issues to Executive, subject to the terms and conditions of the Plan and this Agreement as set forth herein and in reliance on Executive’s representations, warranties and covenants set forth in Section 9, [     ] shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (“Company Common Stock”).

2.                                       Vesting Restrictions.  Executive shall not have any of the rights of a holder of Shares unless and until such Shares vest as follows:

(a)                                  Vesting.  The Shares shall vest, if at all, for purposes hereof as follows:

(i)                                     twenty five (25%) percent of the Shares shall vest on the first anniversary of the Effective Date if Executive is employed by the Company as of such date;

(ii)                                  An additional twenty five (25%) percent Shares shall vest on the second anniversary of the Effective Date if Executive is employed by the Company as of such date;

(iii)                               An additional twenty five (25%) percent Shares shall vest on the third anniversary of the Effective Date if Executive is employed by the Company as of such date; and

(iv)                              An additional twenty five (25%) percent Shares shall vest on the fourth anniversary of the Effective Date if Executive is employed by the Company as of such date.

(b)                                 No Further Vesting.  If Executive ceases to be employed by the Company (a “Terminating Event”), either voluntarily or involuntarily, with or without Cause, for any reason whatsoever, including at the request of the Company or upon retirement, Disability or death, no further portion of the Shares shall vest for any purpose after the date that Executive ceases to be so employed; provided, however, that the Company may in its absolute discretion elect nevertheless to vest for purposes hereof any then Unvested Shares in connection with a Terminating Event.  If the Company terminates Executive’s employment for Cause, then all of the Shares granted to Executive hereunder shall thereupon be deemed for all purposes hereof to be Unvested Shares, whether or not any of such Shares shall have theretofore vested in accordance with this Agreement.

(c)                                  Acceleration of Vesting.  Subject to Section 2(b), upon a Change of Control transaction, the Unvested Shares shall be deemed for all purposes to be Vested Shares immediately prior to the consummation of such Change of Control.

(d)                                 Dividends.  Notwithstanding the foregoing provisions of this Section 2, any dividends paid on the Shares shall be paid to the Executive regardless of whether or not such Shares are Vested Shares at the time of such dividend payment.

3.                                       Transfer Restrictions.  Executive shall not Transfer Shares except as may be approved by the Board in its absolute discretion or except by will or the laws of descent and distribution; provided, that in connection with any Transfer permitted under this Section 3, the transferee shall hold such Shares subject to the same restrictions applicable to the transferor and shall agree to be bound by the terms of this Agreement.  The Company may place a legend on certificate(s) evidencing the Shares referencing the restrictions set forth in this Section 3.

4.                                       Right to Purchase Unvested Shares upon Terminating Events.  In the event that (i) Executive dies or becomes Disabled, (ii) Executive terminates his employment with the Company, or (iii) the Company terminates Executive’s employment whether or not for Cause, the Company shall have the right for a period of twelve (12) months after such event to purchase all or any portion of the Unvested Shares free and clear of all Encumbrances for the purchase price of $0.001 per Share.  If the Company elects to so purchase Unvested Shares, then upon the Company’s providing five days’ prior notification of such election to Executive, Executive shall sell to the Company, free and clear of all Encumbrances, and the Company shall purchase, such Shares.  The Company shall have the right to assign its right to purchase Unvested Shares to another Person.  The Company shall pay the purchase price for any Shares hereunder in immediately available funds.  Upon tender of payment of such purchase price, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Unvested Shares being purchased shall thereupon pass to the Company or its assignee.  Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates and other documents and take such further action as the Company or its assignee may reasonably request in order to further evidence the purchase and sale of the Shares as contemplated hereby.

5.                                       Participation in a Third Party Sale Transaction.

(a)                                  Notice of Sale.  If ATN intends to enter into a transaction with a non-affiliated third party for the purchase of all or any of the Company Common Stock held, directly or indirectly, by ATN (a “Third Party Sale Transaction”), whether or not the same would, if consummated, constitute a Change of Control, then ATN shall deliver to Executive written notice thereof, which notice shall describe the material terms and conditions of such Third Party Sale Transaction (a “Sale Notice”).

(b)                                 Mandatory Participation.  If ATN shall propose to sell any shares of Company Common Stock in a Third Party Sale Transaction that would constitute a Change of Control, ATN may, by specifying in the Sale Notice that it is exercising its rights under this Section 5(b) (the “Participation Rights”), require Executive to sell the same proportionate percentage of the shares of Company Common Stock held by Executive as ATN proposes to sell of its shares of Company Common Stock for the same price per share of Company Common Stock as ATN is to receive in respect of its shares of Company Common Stock and on other terms and conditions that are identical in all material respects as those that are to apply to ATN with respect to its shares of Company Common Stock.

(c)                                  Optional Participation.  Executive shall have the right, exercisable by delivering written notice thereof to ATN and the Company within ten (10) days of receipt of a Sale Notice, whether or not the Third Party Sale Transaction referenced therein would constitute a Change of Control (and in the case where the referenced Third Party Sale Transaction would constitute a Change of Control, if ATN has not exercised its Participation Rights with respect thereto), to require ATN to cause the third party purchaser to purchase from Executive the same proportionate percentage of the outstanding Vested Shares held by Executive as ATN proposes to sell of its shares of Company Common Stock for the same price per share of Company Common Stock as ATN is to receive in respect of its shares of Company Common Stock and on other terms and conditions that are identical in all material respects as those that are to apply to ATN with respect to its shares of Company Common Stock.  ATN shall not consummate any sale of shares of Company Common Stock unless the third party purchaser simultaneously purchases from Executive those shares of Company Common Stock required to be purchased from Executive in accordance with this Section 5(c).

(d)                                 ATN shall have complete discretion over the terms and conditions of any proposed Third Party Sale Transaction effected in accordance with this Section 5, including without limitation, price, type of consideration, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks, escrows and, if applicable, rights with respect to shares of Company Common Stock retained by ATN and Executive following the consummation of any such Third Party Sale Transaction.  Executive agrees to cooperate fully with ATN in any proposed Third Party Sale Transaction effected in accordance with this Section 5 and not to take any action prejudicial to or inconsistent therewith, and without limitation of the foregoing, to execute any and all agreements and instruments in effectuating such transaction in form and substance identical in all material respects as those applicable to ATN in connection with any such transaction.

(e)                                  Executive shall bear his pro rata share (based on Executive’s share of the aggregate proceeds) of any indemnities required of all of the selling stockholders in connection with a sale of shares of Company Common Stock in accordance with this Section 5 (other than indemnities arising out of representations concerning Executive’s own shares, the authority of Executive to effect the transaction, the enforceability of Executive’s obligations thereunder, and other representations and covenants particular to Executive, for which Executive shall be solely responsible); provided that, other than in instances of Executive’s fraud, the maximum potential liability for such indemnities shall be limited to the amount of the aggregate proceeds received or receivable by Executive.

6.                                       Sale Obligations with respect to a Change of Control Transaction.  Executive covenants and agrees to do the following with respect to a Change of Control transaction:  (i) consent to, vote in favor of, and raise no objections to a Change of Control transaction approved by the Board or by ATN; and (ii) take all actions requested by the Board or by ATN that are necessary or desirable in connection with the consummation of such a Change of Control transaction, including without limitation, waiving of all dissenting or appraisal rights available to Executive under applicable laws with respect thereto.

7.                                       Affect of ATN Change of Control.

(a)                                  Conversion of Shares into ATN Common Stock upon ATN Change of Control.   Each Share shall automatically, without the need of further consent or approval from Executive, the Company or ATN, convert into shares of ATN common stock immediately prior to, but subject to the occurrence of, an ATN Change of Control transaction.  For such purpose, each Share shall convert into a number of shares of ATN common stock equal to the quotient of (i) the Fair Market Value of such Share determined as of the then most recently completed fiscal quarter prior to the public announcement of the ATN Change of Control transaction and for which ATN has publicly reported its earnings (the “FMV Measuring Date”) divided by (ii) the Equivalent Cash Value receivable on account of each share of ATN common stock.  The Fair Market Value of each Share as of the FMV Measuring Date shall equal the quotient of (i) the Company Common Equity Value divided by (ii) the number of issued and outstanding shares of Company Common Stock on a fully-diluted basis as of the FMV Measuring Date.

(b)                                 Definitions.     For purposes of this Section 7, the following definitions shall apply:

“ATN Cash” means the cash held by ATN and its subsidiaries (including the Company) on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

“ATN Change of Control” means a change of control of ATN (as determined by the Committee from time to time) that has been approved by ATN stockholders (including without limitation, with regard to the effect of the provisions of Section 7 arising therefrom) after giving effect to which shares of ATN’s common stock are no longer listed for trading on a national securities exchange or over-the-counter securities market.

“ATN EBITDA” means the EBITDA of ATN and its subsidiaries (including the Company) on a consolidated basis for the twelve months ending on the FMV Measuring Date.

“ATN Indebtedness” means the amount of indebtedness of ATN and its subsidiaries (including the Company) on a consolidated basis as set forth on ATN’s balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles.

“Committee” means the “Committee” within the meaning of the Atlantic Tele-Network 2008 Equity Incentive Plan.

“Company Cash” means the cash held by the Company and its subsidiaries on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

 “Company Common Equity Value” means, as of the FMV Measuring Date, (i) the product of (x) Company EBITDA multiplied by (y) the Market Multiple, less (ii) the Preferred Stock Liquidation Preference, less (iii) the amount of Company Indebtedness, plus (iv) Company Cash (provided, however, in no event less than $0.00).

“Company Indebtedness” means the indebtedness of the Company and its subsidiaries on a consolidated basis as set forth on the Company’s balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles; provided, however, “Company Indebtedness” does not include any indebtedness of ATN or any of its subsidiaries (other than the Company and its subsidiaries) that is guaranteed by the Company or any of its subsidiaries.

“Company EBITDA” means EBITDA of the Company and its subsidiaries on a consolidated basis for the twelve months ending on the FMV Measuring Date.

“EBITDA” means with respect to the Company or ATN, as applicable, and measured for the twelve months ending on the FMV Measuring Date, the sum (a) of the Company’s or ATN’s operating income during such period plus (b) depreciation and amortization expense incurred by the Company or ATN during such period and, in the case of the Company, the amount of any cash management or advisory fees paid by the Company to ATN for such period, all as determined on a consolidated basis and in accordance with generally accepted accounting principles.

“Equivalent Cash Value” receivable on account of each share of ATN common stock in an ATN Change of Control transaction equals the sum of cash and the value of any non-cash consideration receivable on account of each share of ATN common stock upon the consummation of an ATN Change of Control transaction in accordance with the definitive agreement(s) providing therefor, in the case of non-cash consideration, measured as of the end of the last trading day before the announcement of such ATN Change of Control transaction.

“Market Multiple” means as of the FMV Measuring Date, the quotient of (i) (A) the product of (x) the Equivalent Cash Value receivable on account of each share of ATN common stock, multiplied by (y) the number of outstanding shares of ATN’s common stock as of FMV Measuring Date, plus (B) ATN Indebtedness as of the FMV Measuring Date, minus ATN Cash as of the FMV Measuring Date, divided by (ii) ATN EBITDA as measured for the twelve-month period ending on the FMV Measuring Date.

“Preferred Stock Liquidation Preference” means, as of the FMV Measuring Date, the liquidation preferences, including with respect to accrued but unpaid dividends, of any classes or series of capital stock of the Company ranking senior in right to Company Common Stock as to dividends or in liquidation in accordance with the Company’s certificate of incorporation.

“Qualifying Termination” means that as determined by the Committee.

(c)                                  Applicability of Vesting and other Provisions.  ATN common stock issued to Executive in accordance with this Section 7 on account of Shares shall be subject to the terms and conditions of equity awards granted under the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan.   Shares of ATN common stock issued to Executive in accordance with this Section 7 on account of Unvested Shares shall remain subject to vesting as set forth in Section 2 hereof and to the provisions of Sections 3, 4, 8 and 11 through 20 hereof, mutatis mutandis.  Shares of ATN common stock issued to Executive in accordance with this Section 7 on account of Vested Shares shall remain subject the provisions of the second sentence of Section 2(b) and Sections 8 and 11 through 20 hereof, mutatis mutandis.  The provisions of Sections 5 and 6 hereof shall not apply to shares of ATN common stock issued to Executive in accordance with this Section 7.

(d)                                 Acceleration of Vesting of ATN Shares.  Notwithstanding anything to the contrary set forth herein, each share of ATN common stock issued to Executive on account of Unvested Shares that remains unvested as of the time of an ATN Change of Control transaction shall become vested for all purposes if following such ATN Change of Control there is a Qualifying Termination of Executive’s employment with the Company.

8.                                       Security.  As security for Executive’s faithful performance of Executive’s agreements hereunder, and to assure the availability for delivery of the Shares subject to the purchase option provided for in Section 4 and the Participation Rights provided for in Section 5 upon the Company’s exercise thereof, Executive agrees concurrently with the issue of the Shares in accordance with Section 1 to deliver to and deposit with the Company, an “Assignment Separate from Certificate” duly endorsed in blank in the form attached hereto, together with the certificate being issued to Executive evidencing the Shares.  Executive hereby further irrevocably authorizes and instructs the Company to complete such Assignment and effect the transfer of Shares upon the Company’s exercise of its rights under Section 4 and Section 5.

9.                                       Investment Representations.  Executive hereby represents and warrants to the Company, and acknowledges, as follows with respect to the Shares.

(a)                                  Acquisition for Own Account.  The Shares acquired by Executive hereunder are acquired for investment for Executive’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Executive has no present intention of selling, granting any participation in, or otherwise distributing the same.  Executive further represents that Executive does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.  Executive understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws (“Securities Laws”) by reason of a specific exemption from the registration provisions of the Securities Laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Executive’s representations as expressed herein.

(b)                                 Restricted Securities.  Executive understands that the Shares are characterized as “restricted securities” under the Securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Laws only in certain limited circumstances.  Executive acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available.  Executive is aware of the provisions of Rule 144 promulgated under the Securities Act that permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being affected through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

(c)                                  No Public Market.  Executive understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

(d)                                 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Executive further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i)                                     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                  Executive shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, Executive shall have furnished the Company with an opinion of counsel, satisfactory to the Company that such disposition will not require registration under the Securities Act.

(e)                                  Accredited Investor.  Executive is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f)                                    Company’s Relationship with ATN.  Executive acknowledges that, for so long as ATN holds a majority of the Company’s issued and outstanding capital stock, the Company has the power and authority to, and Executive agrees that the Company may, guaranty or otherwise become primarily or conditionally liable for or obligated with respect to, and cause any of the Company’s subsidiaries so to guaranty or become liable for or obligated with respect to, the debts and liabilities of ATN and any of ATN’s subsidiaries without regard to the benefits, if any, to the Company and its subsidiaries therefrom, and, as security therefor or otherwise in connection therewith, grant liens on or security interests in the Company’s assets and cause the Company’s subsidiaries to grant liens on or security interests in their respective assets.

10.                                 Section 83(b) Election.  Executive understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of such Shares as of the date any restrictions on such Shares lapse.  However, Executive understands and agrees that Executive shall as a condition to the grant of shares hereunder elect to be taxed at the time the Shares are granted, rather than when and as such restrictions lapse, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of grant.  Executive further understands and agrees that Executive’s failure to timely file an 83(b) Election shall result in an immediate forfeiture of the Shares.  Executive further understands that an additional copy of such election form should be filed with his federal income tax return for the calendar year in which the date of this Agreement falls.  Executive acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to grant of the Shares hereunder, and does not purport to be complete.  Executive represents and warrants to the Company that Executive has sought independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country to which he may be subject, and the tax consequences of Executive’s receipt of the Shares as herein contemplated.

11.                                 Withholding Taxes.  Executive acknowledges and agrees that the Company retains the right to deduct from payments of any kind otherwise due to Executive any foreign, federal, state or local taxes of any kind required by law to be withheld in connection with the Company’s repurchase of Shares in accordance with Section 4 or in connection with the vesting of Shares hereunder.

12.                                 Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 12:

“Board” means the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred if there shall be consummated a single transaction or series of related transactions, other than a public offering of the Company’s equity securities, pursuant to which a person or group of related persons other than ATN and its subsidiaries, directly or indirectly, (i) acquires from one or more third parties other than in a primary offering by the Company outstanding capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which ATN shall own, directly or indirectly, less than twenty-five percent (25%) of the voting securities of the surviving entity, or (iii) acquire all or substantially all of the assets of the Company and its subsidiaries, in each case, to the extent the same constitutes a “change of control” within the meaning of Section 409A of the Code as modified by substituting seventy-five percent (75%) for forty percent (40%).

“Disability” or “Disabled” Executive shall be deemed to have a “Disability” or be “Disabled” for purposes of this Agreement if either (i) the Executive is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) in the good faith judgment of the Board, the Executive is substantially unable to perform Executive’s duties under this Agreement, with or without reasonable accommodation, for more than one hundred twenty (120) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

“Encumbrances” means all security interests, title defects or objections, mortgages, liens, claims, charges, rights of others, pledges or other encumbrances of any nature whatsoever, including licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, infringements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

“Transfer” means with respect to any Share, any direct or indirect transfer, sale, gift, exchange, assignment, pledge, grant or imposition of any Encumbrance on or other alienation or disposition of such Share, or the grant of any rights or interest with respect thereto.

“Unvested Shares” means any time those Shares that are not at such time Vested Shares.

“Vested Shares” means at any time those Shares that have vested in accordance with Section 2 at such time.

13.                                 Waivers and Amendments.  The respective rights and obligations of the Company and Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and Executive.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14.                                 Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns.  Executive may not assign or delegate to any third person Executive’s obligations under this Agreement.  The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary Transfer.  Notwithstanding the foregoing a Transfer pursuant to Section 3 hereof will be permitted by this Agreement.

15.                                 Entire Agreement.  This Agreement, the Plan, [the Shareholder Agreement and the Employee Agreement] constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

16.                                 Notices.  All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

Allied Wireless Communications Corporation

c/o Atlantic Tele-Network, Inc.

600 Cummings Center, Suite 268-Z

Beverly, MA  01915

Attention:  General Counsel

If to the Executive, to the address set forth on the signature page of this Agreement or at the current address listed in the Company’s records.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid.  Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

17.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of Delaware (without giving effect to any conflicts or choice of laws provisions thereof that would give rise to the application of the domestic substantive or procedural laws of any other jurisdiction).

18.                                 Consent to Jurisdiction.

(a)                                  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, PROVISIONAL REMEDIES AND INTERIM RELIEF.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER

THAN AS SET FORTH IN THIS SECTION, OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)                                 EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 16 OF THIS AGREEMENT.

19.                                 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

20.                                 Severability; Titles and Subtitles; Gender; Affect of Stock Splits and the Like, Singular and Plural; Counterparts; Facsimile.

(a)                                  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b)                                 The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c)                                  The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.  References herein to any specific number of Shares refer to such number of Shares as adjusted to reflect stock splits, stock dividends and the like with respect to Company Common Stock occurring after the date hereof.

(d)                                 The reference to Shares hereunder shall be equitably adjusted from time-to-time to reflect any merger, consolidation, reorganization, recapitalization, reclassification or similar transaction whereby shares of Company Common Stock are changed into or exchanged for a different series or class of capital stock or other securities of the Company or, except in connection with a Change of Control, of another corporation.  The reference to any specific number of Shares hereunder shall be equitably adjusted from time-to-time to reflect any stock splits, stock dividends and similar transactions occurring after the date hereof affecting the number of outstanding shares of Company Common Stock.

(e)                                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(f)                                    Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile, .pdf or other digital or electronic transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

(g)                                 Executive has had the opportunity to seek the advice of counsel and other personal advisors and acknowledges that Company has not provided Executive with any advice regarding the tax, economic or other impacts to Executive of the arrangements contemplated hereby.

[Remainder of Page Intentionally Left Blank.  Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Grant Agreement on the date first above specified.

COMPANY:

ALLIED WIRELESS COMMUNICATIONS CORPORATION

By:

EXECUTIVE:

[ ]

Address:

ADDENDUM

Atlantic Tele-Network, Inc. hereby further agrees to be bound by the provisions of Sections 6 and 7 of the above Restricted Stock Grant Agreement that are, by its terms, applicable to it.

ATLANTIC TELE-NETWORK, INC.

By:
Name:
Title:

[Signature Page to Restricted Stock Grant Agreement]